Exhibit 99.1

PRICEWATERHOUSECOOPERS LLP TO ACQUIRE DIAMOND MANAGEMENT & TECHNOLOGY

CONSULTANTS, INC. FOR $378 MILLION

Diamond Stockholders to Receive $12.50 per Share in Cash

New York and Chicago, August 24, 2010 – PricewaterhouseCoopers LLP and Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a strategic management consulting firm, today announced that they have entered into a definitive merger agreement whereby PricewaterhouseCoopers LLP will acquire all of the outstanding common shares of Diamond for $12.50 per share in cash. The transaction represents a premium of 31% to Diamond’s closing stock price of $9.54 on August 23, 2010, and values Diamond at $378 million. Diamond will join the PwC Advisory practice, which ranks among the largest providers of consulting services globally.

Robert Moritz, US Chairman and Senior Partner of PricewaterhouseCoopers LLP, said, “We are pleased to bring to PwC a group of highly talented professionals with a proven track record of consistently delivering world class service. The acquisition reflects our long-standing commitment to provide the expertise and experience necessary to assist our clients in addressing their highest priority issues.”

Adam Gutstein, President and CEO of Diamond, said, “This is an attractive all cash opportunity for our stockholders, creates exciting prospects for our people, and will provide us new and enhanced capabilities to bring to our clients as we help to address their most critical challenges and important opportunities. There’s a clear strategic fit between PwC’s assets and aspirations and Diamond’s positioning. We have complementary cultures and very similar values, driven by a shared commitment to the highest levels of client service, objectivity, innovation, and impact.”

Diamond Management & Technology Consultants, Inc. provides strategic management consulting services to help companies grow, improve margins, and increase the productivity of their investments. Diamond’s consultants are experienced in helping clients attract and retain customers, increase the value of their information, and plan and execute projects that turn strategy into measurable results. Diamond employs more than 500 consultants worldwide and has offices in Chicago, Hartford, New York, Washington D.C., London, and Mumbai.

The transaction, which has been unanimously approved by both companies’ boards, is expected to close in the fourth quarter of calendar year 2010, subject to customary closing conditions, including the approval of Diamond’s stockholders and antitrust clearance.

Advisors

PricewaterhouseCoopers LLP was advised by Perella Weinberg Partners LP and Davis Polk & Wardwell LLP. Diamond was advised by Morgan Stanley & Co. Incorporated and Winston & Strawn LLP.

Conference Call

Diamond will host a conference call today at 8:00am CT to discuss the transaction. Investors may listen to the conference call live over the Internet by going to the investor relations section of Diamond’s Web site at www.diamondconsultants.com. The dial-in number is 800-757-8473 for North American callers and 212-231-2905 for international callers.

About PricewaterhouseCoopers

PricewaterhouseCoopers (www.pwc.com) provides industry-focused assurance, tax, and advisory services to build public trust and enhance value for its clients and their stakeholders. More than 163,000 people in 151 countries across its network share their thinking, experience, and solutions to develop fresh perspectives and practical advice.

“PricewaterhouseCoopers” or “PwC” refers to PricewaterhouseCoopers LLP (a Delaware limited liability partnership) or, as the context requires, the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

© 2010 PricewaterhouseCoopers LLP. All rights reserved.

About Diamond Management & Technology Consultants, Inc.

Clients trust Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI) to help their companies grow, improve margins, and increase the productivity of their investments. Working together to design and execute business strategies that capitalize on changing market forces and technology, Diamond’s consultants are experts in helping clients attract and retain customers, increase the value of their information, and plan and execute projects that turn strategy into measurable results.

Diamond’s capabilities are rooted in deep strategy, technology, operations, and industry experience. The firm’s approach to client service is based on objectivity, collaboration, and an unwavering commitment to its clients’ best interests. Headquartered in Chicago, Diamond has offices in New York, Washington, D.C., Hartford, London, and Mumbai. To learn more, visit www.diamondconsultants.com.

Forward-Looking Statements

Statements in this Release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks, and uncertainties and speak only as of the date of this Release based on information available to Diamond as of the date of this Release, and Diamond assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement depending on a variety of factors. Such factors include, without limitation: (i) the ability to gain regulatory approvals of the Merger on the proposed terms and schedule, (ii) the failure of Diamond stockholders to approve the Merger, (iii) the risk that the Merger may not be completed within the expected timeframe or at all, (iv) disruptions from the Merger making it more difficult to maintain relationships with customers, employees, partners or suppliers and (v) the additional risks and uncertainties identified in our other filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate Web site at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.

MEDIA CONTACTS:

PricewaterhouseCoopers LLP

Caroline Nolan, 202-312-7510

Caroline.S.Nolan@us.pwc.com

or

Diamond Management and Technology Consultants, Inc.

David Moon, 312-255-4560

David.Moon@diamondconsultants.com

INVESTOR CONTACT:

Diamond Management and Technology Consultants, Inc.

Christian Sadlier, 312-255-5711

Christian.Sadlier@diamondconsultants.com

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